UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
May 17, 2023

     Annaly Capital Management Inc
(Exact Name of Registrant as Specified in its Charter)

Maryland		1-13447	22-3479661
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas
New York,	New York		10036
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (212) 696-0100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NLY	New York Stock Exchange
6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.F	New York Stock Exchange
6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.G	New York Stock Exchange
6.75% Series I Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	NLY.I	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As set forth in Item 5.07 of this Current Report on Form 8-K, on May 17, 2023, Annaly Capital Management, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, holders of the Company’s common stock, upon the recommendation of the Company’s Board of Directors (the “Board”), approved a proposal to amend the Company’s charter to decrease the number of authorized shares of capital stock from 3,000,000,000 to 1,531,750,000 (the “Amendment”).

On May 18, 2023, the Company filed Articles of Amendment effecting the Amendment with the State Department of Assessments and Taxation of Maryland (the “SDAT”), which were accepted for record by the SDAT and are effective.

The foregoing description of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles of Amendment effecting the Amendment, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 17, 2023, at the Annual Meeting, stockholders elected ten directors to serve on the Board until the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) and their successors are duly elected and qualify; approved, on an advisory basis, the Company’s executive compensation; preferred, on an advisory basis, to hold future advisory votes on the Company’s executive compensation every year; approved the Amendment; ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and rejected the advisory stockholder proposal to further reduce the ownership threshold to call a special meeting.

The total number of shares of common stock entitled to vote at the Annual Meeting was 493,880,722, of which 376,781,510 shares, or 76.28%, were present in person or by proxy.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1. The election of ten directors to serve on the Board until the 2024 Annual Meeting and their successors are duly elected and qualify.

Director	For	Against	Abstentions	Broker Non-Votes
Francine J. Bovich	247,491,838	7,539,902	2,302,612	119,447,158
David L. Finkelstein	249,113,472	5,899,917	2,320,963	119,447,158
Thomas Hamilton	249,416,426	5,567,751	2,350,175	119,447,158
Kathy Hopinkah Hannan	245,620,928	9,452,718	2,260,706	119,447,158
Michael Haylon	242,488,135	12,433,805	2,412,412	119,447,158
Martin Laguerre	249,402,777	5,525,420	2,406,155	119,447,158
Eric A. Reeves	247,279,377	7,658,902	2,396,073	119,447,158
John H. Schaefer	247,860,725	7,071,906	2,401,721	119,447,158
Glenn A. Votek	247,999,006	6,945,135	2,390,211	119,447,158
Vicki Williams	246,937,044	8,094,427	2,302,881	119,447,158

Proposal 2. Advisory approval of the Company’s executive compensation.

For	Against	Abstentions	Broker Non-Votes
224,818,671	29,056,294	3,459,387	119,447,158

Proposal 3. Advisory vote on the frequency of future advisory votes to approve the Company’s executive compensation.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
246,954,415	2,096,714	5,419,386	2,863,837	119,447,158

Consistent with the recommendation of the Board as set forth in the Company’s definitive proxy statement and the advisory vote of the Company’s stockholders on this proposal, the Company intends to hold the advisory vote on the Company’s executive compensation every year. The Company intends to continue holding such votes annually until the next required vote on the frequency of the advisory vote on the Company’s executive compensation.

Proposal 4. Approval of an amendment to the Company's charter to decrease the number of authorized shares of capital stock.

For	Against	Abstentions
360,400,406	11,687,743	4,693,361

Proposal 5. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

For	Against	Abstentions
367,004,580	6,951,541	2,825,389

Proposal 6. Advisory approval of a stockholder proposal to further reduce the ownership threshold to call a special meeting.

For	Against	Abstentions	Broker Non-Votes
76,398,308	176,973,757	3,962,287	119,447,158

Further information regarding these proposals is set forth in the Company’s definitive proxy statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment of Annaly Capital Management, Inc.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in iXBRL (Inline eXtensible Business Reporting Language).

104	Cover page interactive data file (formatted in iXBRL in Exhibit 101).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNALY CAPITAL MANAGEMENT, INC.

By:	/s/ Anthony C. Green
Name: Anthony C. Green
Title: Chief Corporate Officer & Chief Legal Officer

Dated: May 19, 2023